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                                                                    EXHIBIT 99.1






                    DIGI INTERNATIONAL ANNOUNCES ACQUISITION
                          OF INSIDE OUT NETWORKS, INC.

              Purchase Will Increase Customer Connectivity Options
                    While Positioning Digi for Future Growth

MINNEAPOLIS, SEPTEMBER 27, 2000 -- Digi International Inc.(R) (Nasdaq: DGII) announced today that it has signed a Merger Agreement with Inside Out Networks(TM), a leading developer of data connection products based in Austin, Texas. The acquisition will create the most competitive and complete Universal Serial Bus (USB) product line in the industry, and brings an extensive list of satisfied corporate customers under the Digi(TM) umbrella. Digi will also benefit from Inside Out Networks' pioneering EPIC software, which provides a seamless transition between legacy software and the latest USB-attached devices.

         The purchase price includes initial payments of $6.5 million, subject to possible post-closing adjustment, and additional payments of up to $8.5 million over three years, subject to Inside Out Networks achieving specific revenue and operating income targets. Inside Out Networks, which is privately held, will operate as a separate legal entity but will be included in Digi International's consolidated statements of operations. Digi expects the acquisition of Inside Out Networks to be completed on October 2, 2000, and anticipates that it will be accretive to earnings in fiscal year 2001.

         Since its inception in 1997, Inside Out Networks has developed solid relationships with customers such as Agilent, Gateway, Harris, Hewlett-Packard, IBM, Lucent Technologies, Microsoft, Motorola, NCR Corporation, Siemens, Sun Microsystems and others. End user customers include Mail Boxes Etc., Starbucks, Bose, VingCard, QuikTrip, Alitalia, Air Canada and many others.



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         Earlier this year Inside Out Networks reached an agreement with NCR under which Inside Out Networks agreed to be the strategic supplier for USB Point-of-Sale (POS) components to NCR. This agreement will allow integration of Inside Out Networks' Edgeport(TM) USB-to-serial converter into NCR systems.

         NCR POS workstations take advantage of the benefits of external plug-and-play USB connectivity. NCR Corporation's Chris Herwig, director of engineering, Retail Systems Division, explained, "NCR has been buying USB connectivity solutions from Inside Out Networks for almost two years, and we are quite pleased with the performance, ease of support and simplicity of installation."

         Inside Out Networks' advanced EPIC software creates instant compatibility between application software from legacy systems and next-generation USB-attached devices, supporting feature-rich hardware and software flow control signaling. This offers users ease of use and integration while protecting technology investments.

         "The purchase of Inside Out Networks will enable Digi to market an unparalleled array of USB products and allows us to add some of the top technology companies in the world to our customer base," said Joseph Dunsmore, Chairman, President and Chief Executive Officer of Digi International Inc. "The acquisition is a perfect fit that meets Digi's strategic intent to provide the most comprehensive suite of local connectivity solutions to the market."

         "Inside Out Networks accepted Digi's offer because we were convinced that Digi is the natural partner for many of the solutions we offer," said Stephen Popovich, president and CEO of Inside Out Networks. "The marketplace is the ultimate winner in this deal, since the very best of Inside Out and Digi will be available to customers as a one-stop shopping solution."

DIGI INTERNATIONAL INC.

         Based in Minneapolis, Digi International is a leading worldwide provider of voice, data and fax communications hardware and software that delivers seamless connectivity solutions for server-based remote access and LAN markets. The company markets its products through a global network of distributors and resellers, system integrators and original equipment manufacturers (OEMs). For more information, visit Digi's website at www.digi.com or call 1-800-344-4273 (U.S.) or 952-912-3444 (International).


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INSIDE OUT NETWORKS

         Inside Out Networks provides simple-to-install, high-performance products for attaching serial, parallel, and modem devices to PCs utilizing Universal Serial Bus (USB) technology. The company's Edgeport, Rapidport(TM) and Hubport(TM) products offer simple, cost-effective plug-and-play installation: users can plug InsIde Out Networks converters into the USB port, insert a diskette or CD-ROM and attach additional devices within three minutes -- without having to reload software drivers, or shut down, reconfigure or re-boot the system.

For more information on products and solutions from Inside Out Networks, visit http://www.ionetworks.com, call 512/306-0600 or see our short online demonstration at http://www.ionetworks.com/promo/demo.html.

                                      # # #

DIGI, DIGI INTERNATIONAL, AND THE DIGI LOGO ARE EITHER TRADEMARKS OR REGISTERED TRADEMARKS OF DIGI INTERNATIONAL INC. IN THE UNITED STATES AND OTHER COUNTRIES. ALL OTHER BRAND NAMES AND PRODUCT NAMES ARE TRADEMARKS OR REGISTERED TRADEMARKS OF THEIR RESPECTIVE COMPANIES.

 THIS PRESS RELEASE CONTAINS STATEMENTS THAT CONSTITUTE "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF SECTION 27A OF THE SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, WHICH GENERALLY CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY SUCH AS "ANTICIPATE," "BELIEVE," "TARGET," "ESTIMATE," "MAY," "WILL," "EXPECT," "PLAN," "PROJECT," "SHOULD," OR "CONTINUE" OR THE NEGATIVE THEREOF OR OTHER VARIATIONS THEREON OR SIMILAR TERMINOLOGY. SUCH STATEMENTS ARE BASED ON INFORMATION AVAILABLE TO MANAGEMENT AS OF THE TIME OF SUCH STATEMENTS AND RELATE TO, AMONG OTHER THINGS, EXPECTATIONS OF THE BUSINESS ENVIRONMENT IN WHICH THE COMPANY OPERATES, PROJECTIONS OF FUTURE PERFORMANCE, PERCEIVED OPPORTUNITIES IN THE MARKET AND STATEMENTS REGARDING THE COMPANY'S MISSION AND VISION. SUCH STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE CERTAIN RISKS, UNCERTAINTIES AND ASSUMPTIONS, INCLUDING RISKS RELATED TO THE HIGHLY COMPETITIVE MARKET IN WHICH THE COMPANY OPERATES; RAPID CHANGES IN TECHNOLOGIES THAT MAY DISPLACE PRODUCTS SOLD BY THE COMPANY, DECLINING PRICES OF NETWORKING PRODUCTS, THE COMPANY'S RELIANCE ON DISTRIBUTORS, DELAYS IN THE COMPANY'S PRODUCT DEVELOPMENT EFFORTS, UNCERTAINTY IN CONSUMER ACCEPTANCE OF THE COMPANY'S PRODUCTS, AND CHANGES IN THE COMPANY'S LEVEL OF REVENUE OR PROFITABILITY. THESE AND OTHER RISKS, UNCERTAINTIES AND ASSUMPTIONS IDENTIFIED FROM TIME TO TIME IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING WITHOUT LIMITATION, ITS ANNUAL REPORTS ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORM 10-Q, COULD CAUSE THE COMPANY'S FUTURE RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY FORWARD-LOOKING STATEMENTS MADE BY OR ON BEHALF OF THE COMPANY. MANY OF SUCH FACTORS ARE BEYOND THE COMPANY'S ABILITY TO CONTROL OR PREDICT. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS OF THE DATE FOR WHICH THEY ARE MADE. THE COMPANY DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE PUBLICLY ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.


FINANCIAL CONTACTS:
S. (Kris) Krishnan, Digi International Inc.
952-912-3125 or s_krishnan@digi.com

Don De Laria, Digi International Inc.
952-912-3126 or don_delaria@digi.com

PRESS CONTACTS:
Mary Jo Gentry, Digi International Inc.
952-912-3361 or maryjo_gentry@digi.com

David Vermillion/Andy Armstrong, TSI Communications (PR for Digi)
(212) 696-2000 or dvermillion@tsicomm.com